UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

CHENIERE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

700 Milam Street, Suite 1900, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) appointed Sean N. Markowitz, the Company’s Assistant General Counsel and Corporate Secretary, as interim General Counsel, effective as of June 3, 2016. Mr. Markowitz will continue in his role as the Corporate Secretary of the Company. This appointment followed Greg W. Rayford’s separation from employment as the Senior Vice President, General Counsel and Assistant Secretary of the Company, effective as of June 3, 2016. In connection with the separation of Mr. Rayford’s employment, his outstanding long-term incentive awards will be treated in accordance with their existing terms, as previously disclosed by the Company. The Company greatly appreciates Mr. Rayford’s service and contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 3, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer